AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 2014

Registration Statement File No. 333-34478
Registration Statement File No. 333-119752

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-34478
Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-119752

UNDER
THE SECURITIES ACT OF 1933

ACCELRYS, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0557266 (I.R.S. Employer Identification No.)

5005 Wateridge Vista Drive San Diego, CA 92121-1761 (858) 799-5000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael A. Piraino
Executive Vice President and Chief Financial Officer
Accelrys, Inc.
5005 Wateridge Vista Drive
San Diego, CA 92121-1761
(858) 799-5000
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to: Andrew R. Thompson Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019-7475 (212) 474-1000
Not applicable. (Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

This Post-Effective Amendment to the Registration Statements on Form S-3 listed above shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, as amended, may determine.

EXPLANATORY NOTE	1
SIGNATURES	2

EXPLANATORY NOTE

On April 29, 2014, pursuant to an Agreement and Plan of Merger, dated as of January 30, 2014 (the “Merger Agreement”), by and among Accelrys, Inc., a Delaware corporation (the “Company”), Dassault Systemes Americas Corp., a Delaware corporation (“Dassault”), and 3DS Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Dassault (“Purchaser”), Purchaser merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Dassault (the “Merger”).  In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements on Form S-3 (File Nos. 333-34478 and 333-119752) (the “Registration Statements”).

This Post-Effective Amendment to the Registration Statements is being filed solely for the purpose of deregistering any and all securities previously registered under the Registration Statements that remain unsold.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on this 29th day of April, 2014.

ACCELRYS, INC.

By:	/s/ Max Carnecchia
Max Carnecchia
President and Chief Executive Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Max Carnecchia	President and Chief Executive Officer	April 29, 2014
Max Carnecchia	(Principal Executive Officer)
/s/ Michael A. Piraino	Executive Vice President and Chief Financial Officer	April 29, 2014
Michael A. Piraino	(Principal Financial Officer and Principal Accounting Officer)
/s/ Thibault de Tersant	Director	April 29, 2014
Thibault de Tersant
/s/ Bernard Charlès	Director	April 29, 2014
Bernard Charlès
/s/ Deborah Dean	Director	April 29, 2014
Deborah Dean

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